                                   DVI, INC.


                       SUBSIDIARIES AND SUB-SUBSIDIARIES

                                   EXHIBIT 21


                                                                               PERCENTAGE OWNED BY
                                                                             -----------------------
NAME OF ENTITY/JURISDICTION OF ORGANIZATION                                  REGISTRANT    SUBSIDIARY
-------------------------------------------                                  ----------    ----------
DVI Financial Services Inc. (Delaware)                                           100%
DVI Healthcare Operations, Inc. (Delaware)                                       100%
DVI Business Credit Corporation (Delaware)                                       100%
DVI Lease Finance Corporation II (Delaware)                                                   100%
DVI Receivables Corp.                                                                         100%
DVI Lease Finance Corp. 1993-A                                                                100%
West Los Angeles MRI, Inc. (California)                                                       100%
West Los Angeles MRI, L.P.                                                                    100%